UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): February 15, 2017

Synthesis Energy Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33522 (Commission File Number)	20-2110031 (I.R.S. Employer Identification No.)
Three Riverway, Suite 300 Houston, Texas (Address of principal executive offices)	77056 (Zip Code)

(713) 579-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 15, 2017, Synthesis Energy Systems, Inc. (the “Company”) entered into an amendment to its consulting agreement with Robert Rigdon, a director and the Company’s former Chief Executive Officer. Pursuant to the amendment, the term of the consulting agreement was extended for twelve months through February 15, 2018, and Mr. Rigdon will continue to receive a monthly fee of $15,000 for his services through June 15, 2017, at which point his compensation reverts back to $10,000 per month.

A copy of the consulting agreement and the prior amendment to the consulting agreement are incorporated by reference herein as Exhibits 10.1 and 10.2, respectively, and a copy of the new amendment is filed herewith as Exhibit 10.3.

Item 9.01 Financial Statements and Exhibits.

10.1	Consulting Agreement between the Company and Robert Rigdon dated effective February 15, 2016 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on February 11, 2016).

10.2	Amendment to Consulting Agreement between the Company and Robert Rigdon dated October 2, 2016 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on October 5, 2016).

10.3*	Amendment to Consulting Agreement between the Company and Robert Rigdon dated February 15, 2017.

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Synthesis Energy Systems, Inc.
Dated: February 22, 2017	/s/ DeLome Fair
DeLome Fair
President and Chief Executive Officer

Exhibit Index

10.1	Consulting Agreement between the Company and Robert Rigdon dated effective February 15, 2016 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on February 11, 2016).

10.2	Amendment to Consulting Agreement between the Company and Robert Rigdon dated October 2, 2016 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on October 5, 2016)..

10.3*	Amendment to Consulting Agreement between the Company and Robert Rigdon dated February 15, 2017.

* Filed herewith.